Exhibit 99.1

News Announcement	For Immediate Release

NEXSTAR BROADCASTING REPORTS FOURTH
QUARTER NET REVENUE OF $86.2 MILLION

- Record Fourth Quarter Core TV Advertising, e-Media, Retransmission
and Management Fee Revenue Partially Offset Political Revenue Decline -

Irving, TX – March 8, 2012 – Nexstar Broadcasting Group, Inc. (NASDAQ: NXST) (“Nexstar”) today reported financial results for the fourth quarter and full year ended December 31, 2011 as summarized below:

Summary 2011 Fourth Quarter and Full Year Financial Highlights

($ in thousands)	Three Months Ended December 31,			Twelve Months Ended December 31,
	2011	2010	Change	2011	2010	Change
Local Revenues	$49,303	$47,141	+4.6%	$181,569	$173,901	+4.4%
National Revenues	$18,009	$16,139	+11.6%	$65,728	$61,995	+6.0%
Local and National Core Revenue	$67,312	$63,280	+6.4%	$247,297	$235,896	+4.8%

Political Revenues	$2,007	$22,632	(91.1)%	$6,326	$39,318	(83.9)%
e-Media Revenue	$4,261	$3,941	+8.1%	$16,224	$13,821	+17.4%
Retransmission Fee Revenue	$10,294	$7,632	+34.9%	$37,393	$29,911	+25.0%
Management Fee Revenue	$4,221	$3,874	+9.0%	$6,189	$5,674	+9.1%
Network Comp, Other	$772	$1,147	(32.7)%	$3,294	$4,320	(23.8)%
Trade and Barter Revenue	$6,057	$5,878	+3.0%	$21,457	$19,727	+8.8%
Gross Revenue	$94,924	$108,384	(12.4)%	$338,180	$348,667	(3.0)%
Less Agency Commissions	$8,722	$11,328	(23.0)%	$31,689	$35,317	(10.3)%
Net Revenue	$86,202	$97,056	(11.2)%	$306,491	$313,350	(2.2)%

Gross Revenue Excluding PoliticalRevenue	$92,917	$85,752	+8.4%	$331,854	$309,349	+7.3%

Income from Operations	$17,634	$30,910	(43.0)%	$47,993	$67,548	(28.9)%

Broadcast Cash Flow(1)	$34,931	$47,068	(25.8)%	$115,856	$132,203	(12.4)%
Broadcast Cash Flow Margin(2)	40.5%	48.5%		37.8%	42.2%

Adjusted EBITDA(1)	$29,579	$42,170	(29.9)%	$96,076	$112,313	(14.5)%
Adjusted EBITDA Margin(2)	34.3%	43.4%		31.3%	35.8%

Free Cash Flow(1)	$15,304	$29,702	(48.5)%	$34,192	$60,119	(43.1)%

(1)	Definitions and disclosures regarding non-GAAP financial information are included on page 4, while reconciliations are included on page 7.

(2)	Broadcast cash flow margin is broadcast cash flow as a percentage of net revenue. Adjusted EBITDA margin is Adjusted EBITDA as a percentage of net revenue.

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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 2

CEO Comment
Perry A. Sook, Chairman, President and Chief Executive Officer of Nexstar Broadcasting Group, Inc., commented, “Nexstar ended 2011 on a strong note with fourth quarter core revenue growth of 6.4%, marking the highest level of quarterly core revenue growth during the year and our ninth consecutive quarter of core television advertising revenue growth.  Nexstar’s full year 2011 core local and national revenue rose 4.8%, which was in line with our expectations, while net revenue declined just 2.2% despite the cyclical impact of an approximately $33 million variance in political advertising in 2011.  Overall, Nexstar’s fourth quarter and full year results again highlight the value of our focus on generating new local direct advertising and revenue diversification as well as completing select accretive station acquisitions.

“Nexstar’s continued leadership in new business development resulted in a 4.6% fourth quarter increase in non-political local spot revenue and an 11.6% rise in non-political national spot revenue.  Of note, following the impact of Japan’s earthquake in the 2011 first quarter, automotive related advertising rebounded well in the second half of 2011, with fourth quarter category revenue up 10% over the prior year period and over 17% compared with the third quarter.

“In addition to strength in core advertising activity, Nexstar’s record odd year fourth quarter revenue, adjusted EBITDA and free cash flow highlight continued growth in every one of our non-television advertising revenue sources.  The Company’s 6.4% rise in core ad revenue growth was complemented by a 34.9% rise in retransmission fee revenue, an 8.1% increase in e-Media revenue, and a 9.0% improvement in management agreement revenue.  With the renewal of more than 130 retransmission consent agreements in 2011 -- including agreements in the second half of the year with two of Nexstar’s top five distribution partners -- 2012 will see another period of record revenue from this source.  Similarly, 2011 fourth quarter e-Media revenue rose to its highest ever quarterly level, extending revenue growth from these sources to twenty consecutive quarters.  We anticipate this trend continuing throughout 2012 with another year of revenue growth as we benefit from a full year’s integration of Internet technology provider GoLocal.Biz which was acquired in an accretive transaction in mid-2011, as well as our expanded mobile offerings which bring local advertisers more innovative solutions that yield high interactivity and ROI.

“Excluding political revenue from both periods, Nexstar’s 2011 fourth quarter gross revenue rose 8.4% year-over-year with total fourth quarter retransmission fee, e-Media and mobile, and management fee revenue growing 21.6% from the year-ago period to $18.8 million.  These higher margin revenue streams accounted for 21.8% of 2011 fourth quarter total net revenue compared to 15.9% in the 2010 fourth quarter, which benefited from $22.6 million of political revenue.  Nexstar’s long-term strategy to leverage localism by building digital extensions of our core content is driving consistent revenue growth and significant revenue and cash flow diversification.  For example, Nexstar’s total net revenue for the fourth quarter of 2011 is 16.6% ahead of the $74.0 million total net revenue reported in the fourth quarter of 2009 and 20.5% ahead of the $71.6 million total net revenue reported in the fourth quarter of 2007.  Furthermore, our 2011 fourth quarter revenue from non-television advertising sources grew by approximately 79% from comparable 2009 levels and by 172% from comparable 2007 levels.
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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 3

“On the expense side, total fourth quarter station direct operating expenses (net of trade expense), SG&A (net of depreciation and amortization), and corporate expenses rose by approximately $1.5 million compared with year ago levels.  The increase largely reflects the integration of our two new CBS affiliates in Wisconsin and Michigan; higher sales and e-Media related expenses; increased employee healthcare costs and, legal, professional and travel costs related to our acquisition activity and the ongoing strategic review process which was announced last July.

“Following our acquisitions of CBS affiliates WFRV-TV and WJMN-TV in mid-2011, Nexstar continued to selectively expand its station portfolio in Q4.  In early December, we completed the accretive acquisition of WEHT-TV, the ABC affiliate serving the Evansville, Indiana market.  Evansville represents the Company’s 20th duopoly market.  Under Nexstar’s ownership the station is garnering higher retransmission revenues and we are generating synergistic operating improvements via the two station consolidation.

“We believe our fourth quarter and full year 2011 results demonstrate that we continue to be an industry leader in generating increases in core advertising activity, an important industry metric.  This trend is extending into 2012 and will be reflected in the first quarter results and throughout the year.  Nexstar’s automotive advertising revenue is poised for further growth throughout 2012 based on forecasts for new vehicle sales growth, a significant rise by manufacturers in planned new car launches and the ongoing return of advertising by brands that were impacted by the earthquake and other supply issues.  With the ad environment improving and auto advertising increasing, Nexstar expects record levels of revenue, adjusted EBITDA and free cash flow in 2012.  Operating results will benefit from increases in overall advertiser spending, the strength of the Super Bowl, Olympic and other ‘event’ broadcasts, expected record levels of political revenue, new retransmission consent agreements with improved economics and ongoing e-Media growth.  In addition, with Nexstar’s de-leveraging initiatives, efficient operating structure and 2012 cap-ex budgeted at approximately $17.0 million, we have substantial operating leverage in our model and Nexstar is well positioned to generate substantial free cash flow growth over the record 2010 levels of $60.1 million.”

The consolidated total debt of Nexstar, its wholly owned subsidiaries, and Mission (collectively, the “Company”) at December 31, 2011, was $640.4 million and senior secured debt was $490.8 million.  The Company’s total leverage ratio at December 31, 2011 was 6.19x compared to a total permitted leverage covenant of 7.5x.  The Company’s first lien indebtedness ratio at December 31, 2011 was 1.67x compared to the covenant maximum of 2.5x.

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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 4

The table below summarizes the Company’s debt obligations:

($ in millions)	December 31, 2011	December 31, 2010
First Lien Revolvers	$24.3	$-
First Lien Term Loans	$148.1	$99.5
8.875% Senior Second Lien Notes due 2017	$318.4	$317.4
7% Senior Subordinated Notes due 2014	$37.5	$44.8
7% Senior Subordinated PIK Notes due 2014*	$112.1	$135.5
11.375% Senior Discount Notes due 2013	$-	$45.9
Total Debt	$640.4	$643.1

Cash	$7.5	$23.7

* This was a PIK security through January 15, 2011 and is now cash pay.

Fourth Quarter Conference Call
Nexstar will host a conference call at 10:00 a.m. ET today.  Senior management will discuss the financial results and host a question and answer session.  The dial in number for the audio conference call is 719/325-4800 (domestic and international callers); no access code is needed.  In addition, a live audio webcast of the call will be accessible to the public on Nexstar’s web site, www.nexstar.tv and a recording of the webcast will be archived on the site for 90 days following the live event.

Definitions and Disclosures Regarding non-GAAP Financial Information
Broadcast cash flow is calculated as income from operations, plus corporate expenses, depreciation, amortization of intangible assets and broadcast rights (excluding barter) and loss (gain) on asset disposal, net, minus broadcast rights payments.

Adjusted EBITDA is calculated as broadcast cash flow less corporate expenses.

Free cash flow is calculated as income from operations plus depreciation, amortization of intangible assets and broadcast rights (excluding barter), loss (gain) on asset disposal, net, and non-cash stock option expense, less payments for broadcast rights, cash interest expense, capital expenditures and net cash income taxes.

Broadcast cash flow, adjusted EBITDA and free cash flow results are non-GAAP financial measures.  Nexstar believes the presentation of these non-GAAP measures are useful to investors because they are used by lenders to measure the Company’s ability to service debt; by industry analysts to determine the market value of stations and their operating performance; by management to identify the cash available to service debt, make strategic acquisitions and investments, maintain capital assets and fund ongoing operations and working capital needs; and, because they reflect the most up-to-date operating results of the stations inclusive of pending acquisitions, TBAs or LMAs.  Management believes they also provide an additional basis from which investors can establish forecasts and valuations for the Company’s business.

For a reconciliation of these non-GAAP financial measurements to the GAAP financial results cited in this news announcement, please see the supplemental tables at the end of this release.

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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 5

About Nexstar Broadcasting Group, Inc.
Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, e-MEDIA, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 55 television stations and 11 related digital multicast signals reaching 32 markets or approximately 9.3% of all U.S. television households.  Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, and Bounce TV, the nation’s first over-the-air broadcast television network programmed for African-American audiences and three independent stations. Nexstar’s 31 community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Forward-Looking Statements
This news release includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words "guidance," "believes," "expects," "anticipates," "could," or similar expressions.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.  The forward-looking statements contained in this news release, concerning, among other things, changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of acquired television stations (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations' operating areas, competition from others in the broadcast television markets served by the Company, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events.  Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this news release might not occur.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release.  For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contact:

Thomas E. Carter	Joseph Jaffoni
Chief Financial Officer	Jaffoni & Collins Incorporated
Nexstar Broadcasting Group, Inc.	212/835-8500 or nxst@jcir.com
972/373-8800

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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 6

Nexstar Broadcasting Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)
Net revenue	$86,202	$97,056	$306,491	$313,350

Operating expenses (income):
Station direct operating expenses, net of trade (exclusive of depreciation and amortization shown separately below)	19,555	17,970	73,829	70,674
Selling, general, and administrative expenses (exclusive of depreciation and amortization shown separately below)	23,502	24,003	85,387	81,001
Loss on asset disposal, net	441	298	461	264
Trade and barter expense	6,073	5,567	21,270	19,602
Corporate expenses	5,352	4,898	19,780	19,890
Amortization of broadcast rights, excluding barter	2,285	2,306	9,947	9,527
Amortization of intangible assets	5,568	5,881	25,979	23,732
Depreciation	5,792	5,223	21,845	21,112

Total operating expenses	68,568	66,146	258,498	245,802

Income from operations	17,634	30,910	47,993	67,548
Interest expense, net	(12,922)	(14,113)	(53,004)	(54,266)
Loss on extinguishment of debt	-	(482)	(1,155)	(8,356)

Loss before income taxes	4,712	16,315	(6,166)	4,926
Income tax expense	(1,448)	(2,041)	(5,725)	(6,741)

Net income (loss)	$3,264	$14,274	$(11,891)	$(1,815)

Basic net income (loss) per share	$0.11	$0.50	$(0.42)	$(0.06)
Basic weighted average number of shares outstanding	28,799	28,444	28,626	28,434
Diluted net income (loss) per share	$0.11	$0.49	$(0.42)	$(0.06)
Diluted weighted average number of shares outstanding	30,558	29,254	28,626	28,434

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Nexstar Broadcasting Group Q4 2011 Results, 3/8/12	page 7

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Broadcast Cash Flow and EBITDA (Non-GAAP Measures)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Income from operations	$17,634	$30,910	$47,993	$67,548
Add:
Depreciation	5,792	5,223	21,845	21,112
Amortization of intangible assets	5,568	5,881	25,979	23,732
Amortization of broadcast rights, excluding barter	2,285	2,306	9,947	9,527
Loss on asset disposal, net	441	298	461	264
Corporate expenses	5,352	4,898	19,780	19,890

Less:
Payments for broadcast rights	2,141	2,448	10,149	9,870

Broadcast cash flow	$34,931	$47,068	$115,856	$132,203

Less:
Corporate expenses	5,352	4,898	19,780	19,890
Adjusted EBITDA	$29,579	$42,170	$96,076	$112,313

Nexstar Broadcasting Group, Inc.
Reconciliation Between Actual Consolidated Statements of Operations
and Free Cash Flow (Non-GAAP Measure)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(Unaudited)		(Unaudited)

Income from operations	$17,634	$30,910	$47,993	$67,548
Add:
Depreciation	5,792	5,223	21,845	21,112
Amortization of intangible assets	5,568	5,881	25,979	23,732
Amortization of broadcast rights, excluding barter	2,285	2,306	9,947	9,527
Loss on asset disposal, net	441	298	461	264
Non-cash stock option expense	299	332	1,162	2,827

Less:
Payments for broadcast rights	2,141	2,448	10,149	9,870
Cash interest expense	12,120	10,902	49,345	41,284
Capital expenditures	2,479	1,917	13,227	13,340
Cash income taxes, net of refunds	(25)	(19)	474	397

Free cash flow	$15,304	$29,702	$34,192	$60,119

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